Exhibit 10.9
[SIXTH AMENDMENT TO CREDIT AGREEMENT]

SIXTH AMENDMENT TO
CREDIT AGREEMENT
Dated as of November 17, 2011
among
POWERSECURE INTERNATIONAL, INC.,
as the Borrower,
CITIBANK, N.A.,
as Administrative Agent and Co-Syndication Agent
BRANCH BANKING AND TRUST COMPANY,
as Documentation Agent
and
The Other Lenders Party Hereto
CITIBANK, N.A.
Sole Bookrunner

SIXTH AMENDMENT TO CREDIT AGREEMENT
THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Sixth Amendment”), dated as of November 17, 2011, among POWERSECURE INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), the lenders as identified as Lenders on the signature pages hereof (collectively, the “Lenders”) and CITIBANK, N.A., in its capacity as Administrative Agent (the “Administrative Agent”).
BACKGROUND
A. The Borrower, the Lenders, SunTrust Bank and the Administrative Agent are parties to that certain Credit Agreement, dated as of August 23, 2007, as amended by that certain First Amendment to Credit Agreement, dated as of January 17, 2008, that certain Second Amendment to Credit Agreement, dated as of April 18, 2008, that certain Third Amendment to Credit Agreement, dated as of November 12, 2008, that certain Fourth Amendment to Credit Agreement, dated as of November 9, 2010, and that certain Fifth Amendment to Credit Agreement, dated as of January 14, 2011 (said Credit Agreement, as amended, the “Credit Agreement”; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).
B. The Borrower, the Lenders and the Administrative Agent desire to amend the Credit Agreement.
NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:
1. AMENDMENTS.
(a) Section 1.01 of the Credit Agreement is hereby amended by adding the defined term “Stock Repurchase Program” thereto in proper alphabetical order to read as follows:
“Stock Repurchase Program” means that certain stock repurchase program approved by the Board of Directors of the Borrower whereby the Borrower may purchase common Equity Interests of the Borrower over a twenty-four month period, commencing November, 2011, for an aggregate amount not to exceed $5,000,000.
(b) The definition of “Fixed Charge Coverage Ratio” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
“Fixed Charge Coverage Ratio” means, as of the date of determination, for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, the ratio of (a) the sum of (i) Consolidated EBITDA, plus (ii) Consolidated Lease Expense minus (iii) taxes based on income and paid in cash (net of tax refunds) to (b) the sum of (i) Consolidated Interest Charges (excluding, to the extent included in Consolidated Lease Expense, the interest component of Capital Leases), (ii) scheduled payments of principal of Consolidated Funded Indebtedness (excluding, to the extent included in Consolidated Lease Expense, the principal component of Capital Leases), (iii) Consolidated Lease Expense, and (iv) Restricted Payments (excluding repurchases of Equity Interests pursuant to the Stock Repurchase Program), in each case for the period of four consecutive Fiscal Quarters ending on such date; provided, however, during the Revolving Availability Period there shall also be added to the amount determined pursuant to clause (b) above an amount equal to the product of (x) 0.20 and (y) the amount by which Total Revolving Outstandings exceeds $15,000,000 on the last day of the Fiscal Quarter ending on such date.

(c) Section 7.06 of the Credit Agreement is hereby amended to read as follows:
Section 7.06. Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:
(a) each Subsidiary may declare and pay Dividends to the Borrower or any Subsidiary Loan Party;
(b) the Borrower and each Subsidiary may declare and make Dividends payable solely in the common stock or other common Equity Interests of such Person;
(c) the Borrower and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;
(d) the Borrower and each Subsidiary may make regularly scheduled payments of principal and interest on Indebtedness;
(e) the Borrower may declare and pay Dividends;
(f) the Borrower may repurchase its common Equity Interests pursuant to stock option plans approved by its Board of Directors; and
(g) the Borrower may repurchase common Equity Interests of the Borrower pursuant to the Stock Repurchase Program.
(d) The Compliance Certificate is hereby amended to be in the form of Exhibit E attached to this Sixth Amendment.
2. REPRESENTATIONS AND WARRANTIES. By its execution and delivery hereof, the Borrower represents and warrants that, as of the Sixth Amendment Effective Date:
(a) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the Sixth Amendment Closing Date as made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that the representations contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnish pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Credit Agreement;

(b) no event has occurred and is continuing which constitutes a Default or an Event of Default;
(c) (i) the Borrower has full power and authority to execute and deliver this Sixth Amendment, (ii) this Sixth Amendment has been duly executed and delivered by the Borrower, and (iii) this Sixth Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;
(d) neither the execution, delivery and performance of this Sixth Amendment or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will violate any Law or conflict with any Organization Documents of the Borrower, or any indenture, agreement or other instrument to which the Borrower or any of it property is subject; and
(e) no authorization, approval, consent, or other action by, notice to, or filing with, any Governmental Authority or other Person not previously obtained is required for (i) the execution, delivery or performance by the Borrower, of this Sixth Amendment or (ii) the acknowledgement by each Guarantor of this Sixth Amendment.
3. CONDITIONS TO EFFECTIVENESS. All provisions of this Sixth Amendment shall be effective upon satisfaction or completion of the following:
(a) the Administrative Agent shall have received counterparts of this Sixth Amendment executed by the Lenders;
(b) the Administrative Agent shall have received counterparts of this Sixth Amendment executed by the Borrower and acknowledged by each Guarantor;
(c) the Administrative Agent shall have received an opinion of the Borrower’s counsel, in form and substance satisfactory to the Administrative Agent, with respect to matters set forth in Sections 2(c), (d), and (e) of this Sixth Amendment; and
(d) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall require.
4. REFERENCE TO THE CREDIT AGREEMENT.
(a) Upon the effectiveness of this Sixth Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.

(b) The Credit Agreement, as amended by the amendments referred to above, shall remain in full force and effect and is hereby ratified and confirmed.
5. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Sixth Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).
6. GUARANTOR’S ACKNOWLEDGMENT. By signing below, each Guarantor (a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Sixth Amendment, (b) acknowledges and agrees that its obligations in respect of its Guaranty (i) are not released, diminished, waived, modified, impaired or affected in any manner by this Sixth Amendment or any of the provisions contemplated herein and (ii) cover the Aggregate Revolving Commitments as increased by this Sixth Amendment, (c) ratifies and confirms its obligations under its Guaranty, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Guaranty.
7. EXECUTION IN COUNTERPARTS. This Sixth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Sixth Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.
8. GOVERNING LAW; BINDING EFFECT. This Sixth Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, provided that each party shall retain all rights arising under federal law, and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign any of its rights arising from this Sixth Amendment or any other Loan Document, and any prohibited assignment shall be null and void.
9. HEADINGS. Section headings in this Sixth Amendment are included herein for convenience of reference only and shall not constitute a part of this Sixth Amendment for any other purpose.
10. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS SIXTH AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

4

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment as of the date first above written.

POWERSECURE INTERNATIONAL, INC.
By:	/s/ Christopher T. Hutter
Christopher T. Hutter
Executive Vice President, Chief Financial Officer

Schedule 5.13

CITIBANK, N.A., as Administrative Agent and Lender
By:	/s/ Gary D. Pitcock
Gary D. Pitcock
Vice President

Schedule 5.13

BRANCH BANKING AND TRUST COMPANY, as Lender
By:	/s/ Stephen G. Ballard
	Name:	Stephen G. Ballard
	Title:	Senior Vice President

Schedule 5.13

ACKNOWLEDGED AND AGREED:
POWERSECURE, INC.
POWERSERVICES, INC.
ENERGYLITE, INC.
UTILITYENGINEERING, INC.
UTILITYDESIGN, INC.
WATERSECURE HOLDINGS, INC. (f/k/a Marcum Gas Transmission, Inc.)
REID’S TRAILER, INC.
EFFICIENTLIGHTS, LLC
POWERPACKAGES, LLC
MARCUM GAS METERING, INC. (f/k/a Metretek, Incorporated)
INNOVATIVE ELECTRONIC SOLUTIONS LIGHTING, LLC
POWERSECURE HAITI USA, INC.

By:	/s/ Christopher T. Hutter Christopher T. Hutter Chief Financial Officer for all
Schedule 5.13

EXHIBIT E
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date:
To: Citibank, N.A., as Administrative Agent under the Agreement defined below
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of August 23, 2007 (as amended, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among PowerSecure International, Inc. (the “Borrower”), the Lenders from time to time party thereto, and Citibank, N.A., as Administrative Agent.
The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                                              of the Borrower, that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:
[Use following for Fiscal Year-end financial statements]
1. Attached hereto as Schedule 1 are the Fiscal Year end audited financial statements required by Section 6.01(a) of the Agreement for the Fiscal Year of the Borrower ended as of the date set forth above as the Financial Statement Date, together with the report and opinion of an independent certified public accountant required by such section. Such financial statements fairly present in all material respects when considered in relation to the consolidated financial statements of the Borrower and its Subsidiaries.
[Use following for Fiscal Quarter-end financial statements]
1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the Fiscal Quarter of the Borrower ended as of the date set forth above as the Financial Statement Date. Such financial statements fairly present in all material respects when considered in relation to the consolidated financial statements of the Borrower and its Subsidiaries.
2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

Exhibit E — Page 1

3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents [add, if applicable: except as hereinafter listed], and to the best knowledge of the undersigned as of the date hereof no Default or Event of Default under the Agreement has occurred and is continuing as of the date hereof [add, if applicable: except the following list of each Default or Event of Default under the Agreement, and its nature and status, that has occurred and is continuing as of the date of this Certificate.]
4. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date set forth above as the Financial Statement Date.

Exhibit E — Page 2

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _____, ______.

POWERSECURE INTERNATIONAL, INC.
By:
Name:
Title:

Exhibit E — Page 3

For the Fiscal Quarter/Year ended                                         (“Financial Statement Date”)
SCHEDULE 2
to the Compliance Certificate
($ in 000’s)
I.	Section 7.12(a) — Fixed Charge Coverage Ratio [To be calculated for each Fiscal Quarter commencing on and after March 31, 2012].

A. Consolidated EBITDA:
1. Consolidated Net Income for Subject Period:	$
2. To the extent involved in calculating such Consolidated Net Income and without duplication, Consolidated Interest Charges:	$
3. To the extent included in calculating such Consolidated Net Income and without duplication, amount of taxes, based on or measured by income, deducted in determining such Consolidated Net Income for Subject Period:
$
4. To the extent included in calculating such Consolidated Net Income and without duplication, depreciation and amortization expense deducted in determining such Consolidated Net Income for Subject Period:
$
5. To the extent included in calculating such Consolidated Net Income and without duplication, all non-cash charges or losses which do not represent a cash charge or loss for Subject Period or in a future period:
$
6. To the extent included in calculating such Consolidated Net Income and without duplication, non-recurring charges consisting of Founders Severance Payments and relocation expenses of not to exceed $14,200,000 in aggregate amount:
$
7. To the extent included in calculating such Consolidated Net Income, Federal, state, local and foreign income tax credits of the Borrower and its Subsidiaries for Subject Period:	$
8. To the extent included in calculating such Consolidated Net Income, Consolidated Interest Income for Subject Period:	$
9. To the extent included in calculating such Consolidated Net Income, all non-cash items increasing Consolidated Net Income for Subject Period:	$
10. Consolidated EBITDA (Lines I.A.1. + 2. + 3. + 4. + 5. + 6. - 7. - 8. - 9.):	$

B. Consolidated Lease Expense for Subject Period:	$
C. Taxes based on income and paid in cash (net of tax refunds) for Subject Period:	$
D. Consolidated Interest Charges (excluding, to the extent included in Consolidated Lease Expense, the interest component of Capital Leases) for Subject Period:	$
E. Scheduled payments of principal of Consolidated Funded Indebtedness (excluding, to the extent included in Consolidated Lease Expense, the principal component of Capital Leases) for Subject Period:	$
F. Consolidated Lease Expense for Subject Period:	$
G. Restricted Payments (excluding repurchases of common Equity Interests pursuant to Stock Repurchase Program) for Subject Period:	$
H. During Revolving Availability Period, an amount equal to the product of (x) 0.20 and (y) the amount by which Total Revolving Outstandings exceeds $15,000,000 on the Financial Statement Date:	$
I. Fixed Charge Coverage Ratio ((Line I.A.10. + I.B. — I.C.) ÷ (Lines I.D. + I.E. + I.F. + I.G. + I.H., if applicable)):	to 1.00
Minimum permitted — See Section 7.12(a) of the Agreement		1.25 to 1.00
II.	Section 7.12(b) — Leverage Ratio [To be calculated for each Fiscal Quarter commencing on and after March 31, 2012].

A. Consolidated Funded Indebtedness at Financial Statement Date:
1. all obligations for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments:	$
2. Non-contingent obligations outstanding in respect of letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds or other similar instruments:	$
3. all obligations to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business):	$
4. indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed or is limited in recourse:
$

5. Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations:	$
6. Guarantees of Indebtedness of types specified in Lines II.A.1., II.A.2., II.A.3., II.A.4. and II.A.5. above:	$
7. Consolidated Funded Indebtedness (Lines II.A.1. + 2. + 3. + 4. + 5. + 6.):	$
B. Consolidated EBITDA for Subject Period:
1. Consolidated EBITDA for Subject Period (See Line I.A.10.):	$
C. Leverage Ratio (Line II.A.7. ÷ Line II.B.1.):	_____ to 1.00
Maximum permitted — See Section 7.12(b) of the Agreement		3.25 to 1.00
III.	Section 7.12(c) — Asset Coverage Ratio.

A. 80% of Book Value of Accounts on the determination date:	$
B. 60% of Book Value of Inventory on the determination date:	$
C. 50% of Book Value of Net Fixed Assets on the determination date:	$
D. Consolidated Funded Indebtedness (See Line II.A.7.):	$
E. Outstanding Term Loans on the determination date:	$
F. Minimum Asset Coverage Ratio (Lines III.A. + III.B. + III.C.) ÷ (Lines III.D. — III.E.):	_____ to 1.00
Minimum required — See Section 7.12(c) of the Agreement		1.25 to 1.00
IV.	Section 7.12(d) — Consolidated Tangible Net Worth.

A. Consolidated Tangible Net Worth:	$
B. Minimum Consolidated Tangible Net Worth:
1. $62,000,000:	$
2. 50% of Consolidated Net Income for each Fiscal Year beginning with each Fiscal Year after December 31, 2010 (with no reduction for any net loss in any such Fiscal Year):	$
3. 100% of the aggregate increases in Shareholders’ Equity after December 31, 2009 by reason of issuance and sale of Equity Interests of the Borrower or any Subsidiary (other than issuances to the Borrower or a wholly-owned Subsidiary):
$
4. Non-cash charges or losses after December 31, 2009 which do not subsequently represent a cash charge or loss:	$
5. Minimum Consolidated Tangible Net Worth (Lines IV.B.1. + 2. + 3. - 4.:	$

V.	Section 7.12(e) — Debt to Worth Ratio.

A. Total Liabilities at Financial Statement Date:	$
B. Consolidated Tangible Net Worth at Financial Statement Date	$
C. Debt to Worth Ratio (Line V.A. ÷ Line V.B.):	_____ to 1.00
Maximum permitted — See Section 7.12(e) of the Agreement		1.50 to 1.00
VI.	Section 7.12(f) — Liquidity [In effect prior to April 1, 2012].

A. Cash Reserve at Financial Statement Date:	$
B. Total Revolving Outstandings at Financial Statement Date:	$
C. Liquidity Ratio: (Line VI.A. ÷ Line VI.B):	$
Minimum permitted — see Section 7.12(f) of the Agreement:		65%
For purposes hereof, “Subject Period” is the period of four consecutive Fiscal Quarters ending on the Financial Statement Date.